UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2007

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road
Woodridge, Illinois		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Effective December 10, 2007, Advanced Life Sciences Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements in the form attached hereto as Exhibit 4.1 (the “Agreements”), with the accredited investors named therein (each an “Investor” and collectively, the “Investors”). Pursuant to the Agreements, each Investor is obligated, subject to certain closing conditions, to purchase at the closing a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that in the aggregate total 10,191,083 shares (the “Shares”), at a price of $1.90 per Share. The aggregate gross proceeds to be received by the Company are approximately $20 million before placement agent fees and offering expenses.

 Pursuant to the Agreements, the Investors will also receive warrants in the form attached hereto as Exhibit 4.2 (the “Warrants”) to purchase an additional aggregate total of 5,095,542 shares of Common Stock (the “Warrant Shares”). Each Warrant has an exercise price of $2.15 per share and may be exercised at any time from the date of grant until the fifth anniversary of the grant date.  The closing under the Agreements is expected to occur, subject to customary closing conditions, on or about December 13, 2007.

The Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”) within 45 days following the closing of the private placement to enable the resale of the Shares and the Warrant Shares, and to use its best efforts to cause the Registration Statement to become effective within 60 days of the closing of the private placement.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.  Lazard Frères & Co. LLC acted as the lead placement agent for the Company in the private placement, with Susquehanna Financial Group LLLP and CRT Capital Group LLC acting as co-placement agents.  The Company expects to pay aggregate placement agent fees of $1.8 million.

The securities issued in the private placement have not been registered under the Securities Act of 1933 (the “Securities Act”) or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and the rules and regulations promulgated thereunder. The private placement was made without general solicitation or advertising. The securities were offered and sold only to purchasers that are “qualified institutional buyers” as such term in defined in Rule 144A under the Securities Act or “accredited investors” as such term is defined in Rule 501 under the Securities Act.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement, dated as of December 10, 2007, by and between the Company and the Investors

4.2	Form of Warrant to Purchase Shares of Common Stock

99.1	Press Release dated December 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: December 12, 2007	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement, dated as of December 10, 2007, by and between the Company and the Investors

4.2	Form of Warrant to Purchase Shares of Common Stock

99.1	Press release, dated December 11, 2007